As filed with the U.S. Securities and Exchange Commission on November 17, 2021.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ShoulderUp Technology Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	6770	87-1730135
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

125 Townpark Drive, Suite 300
Kennesaw, GA 30144
Telephone: (970) 924-0446

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Phyllis Newhouse

Chief Executive Officer

c/o ShoulderUp Technology Acquisition Corp.

125 Townpark Drive, Suite 300

Kennesaw, GA 30144

Telephone: (970) 924-0446

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gerry L. Williams, Esq. DLA Piper LLP US 1201 West Peachtree Street, Suite 2800 Atlanta, Georgia 30309 Telephone: (404) 736-7800	Ari Edelman Edward P. Bromley III Reed Smith LLP 599 Lexington Avenue New York, NY 10022 Telephone: (212) 521-5400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-260503

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant(3)	1,250,000 Units	$10.00	$12,500,000	$1,158.75
Shares of Class A common stock included as part of the units(4)	1,250,000 Shares	—	—	—	(5)
Redeemable warrants included as part of the units(3)	625,000 Warrants	—	—	—	(5)
Total			$12,500,000	$1,158.75

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $287,500,000 on its Registration Statement on Form S-1, as amended (File No. 333-260503), which was declared effective by the U.S. Securities and Exchange Commission on November 16, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $12,500,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.
(3)	Represents only the additional number of securities being registered hereunder. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-260503).
(4)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(5)	No fee pursuant to Rule 457(g).

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

 EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by ShoulderUp Technology Acquisition Corp., a Delaware corporation (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-260503) (the “Original Registration Statement”), initially filed by the Registrant on October 26, 2021 and declared effective by the Commission on November 16, 2021. This registration statement is being filed solely to increase the amount of securities offered pursuant to the Original Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (File No. 333-260503) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of DLA Piper, LLP (US)
23.1	Consent of WithumSmith+Brown, PC
23.2	Consent of DLA Piper, LLP (US) (included on Exhibit 5.1)
24	Power of Attorney (included on the signature page to the Registration Statement on Form S-1, as amended, filed by the Registrant (File No. 333-260503) and incorporated by reference herein)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 17th day of November 2021.

SHOULDERUP TECHNOLOGY ACQUISITION CORP.

By:	/s/ Phyllis Newhouse
Phyllis Newhouse
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on November 17, 2021.

Name	Position

/s/ Phyllis Newhouse	Chief Executive Officer and Director
Phyllis Newhouse	(Principal Executive Officer)

*	Chief Financial Officer
Grace Vandecruze	(Principal Financial and Accounting Officer)

By:	/s/ Phyllis Newhouse
Phyllis Newhouse Attorney-in-fact

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